UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 1, 2010
(Date of Report (Date of Earliest Event Reported))

United Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan	0-16640	38-2606280
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

205 E. Chicago Boulevard, Tecumseh, MI  49286
(Address of principal executive offices)

(517) 423-8373
(Registrant’s telephone number including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 1, 2010, United Bancorp, Inc. issued the press release furnished with this report as Exhibit 99.1, which is here incorporated by reference. The information under this Item 7.01 and Exhibit 99.1 are furnished to, and not filed with, the Commission.

Item 8.01	Other Events.

Effective April 1, 2010, United Bancorp, Inc. ("United") completed the consolidation of its subsidiary banks, United Bank & Trust ("UBT") and United Bank & Trust – Washtenaw ("UBTW"). Under the consolidation, UBTW was consolidated and merged with and into UBT. The consolidated bank will operate under the charter and name of United Bank & Trust.

Each outstanding share of UBT common stock remained outstanding as one share of the consolidated bank. All outstanding shares of UBTW capital stock were cancelled. United, as sole shareholder of UBTW, did not receive any compensation for its cancelled shares of UBTW capital stock.

Item 9.01	Financial Statements and Exhibits

(c)           Exhibits

2.1	Agreement of Consolidation. Previously filed with the Commission on January 15, 2010 in United Bancorp, Inc.'s Current Report on Form 8-K, Exhibit 2.1. Here incorporated by reference.

99.1	Press release dated April 1, 2010. This exhibit is furnished to, and not filed with, the Commission.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Bancorp, Inc. (Registrant)
By:

Date: April 2, 2010	/s/ Randal J. Rabe
Randal J. Rabe Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document
2.1	Agreement of Consolidation. Previously filed with the Commission on January 15, 2010 in United Bancorp, Inc.'s Current Report on Form 8-K, Exhibit 2.1. Here incorporated by reference.

99.1	Press release dated April 1, 2010. This exhibit is furnished to, and not filed with, the Commission.